                                                                   EXHIBIT 10.4



                         CANDLEWOOD HOTEL COMPANY, L.L.C.


                              DEVELOPMENT AGREEMENT

                        CANDLEWOOD HOTEL COMPANY, L.L.C.

                              DEVELOPMENT AGREEMENT


                                TABLE OF CONTENTS

                                                                                                              Page No.
                                                                                                              --------


Recitals .....................................................................................................    1

Article  1        Grant of Options............................................................................    1
Article  2        Development Fee; Franchise Application Fees.................................................    3
Article  3        Development Schedule and Manner of Exercising Options.......................................    3
Article  4        Term and Right of First Refusal.............................................................    4
Article  5        Duties of the Parties.......................................................................    5
Article  6        Default.....................................................................................    6
Article  7        Transferability.............................................................................    7
Article  8        Covenants...................................................................................    7
Article  9        Notices.....................................................................................    8
Article 10        Independent Contractor and Indemnification..................................................    8
Article 11        Approvals...................................................................................    9
Article 12        Non-Waiver..................................................................................    9
Article 13        Severability and Construction...............................................................   10
Article 14        Entire Agreement - Applicable Law...........................................................   10
Article 15        Remedies and Disputes.......................................................................   11
Article 16        Developer Acknowledgments...................................................................   13

Guaranty......................................................................................................   15
Attachment A      Assigned Area ..............................................................................  A-1
Attachment B      Development Sch dule .......................................................................  B-1
Attachment C      Franchise Application.......................................................................  C-1
Attachment D      Franchise Agreement ........................................................................  D-1

                        CANDLEWOOD HOTEL COMPANY, L.L.C.

                              DEVELOPMENT AGREEMENT

         THIS DEVELOPMENT AGREEMENT (the or this "Agreement") made and entered into at Wichita, Kansas this _____ day of _____________________, 19___, by and between CANDLEWOOD HOTEL COMPANY, L.L.C., a Delaware limited liability company (hereinafter referred to as "CHC"), and ______________________________________
_________________________________________ (hereinafter referred to as
"Developer"), whose principal business address is ____________________________
_________________________________________________.



                                    RECITALS

         A. CHC has developed and owns a concept and distinctive system (hereinafter, the "System") for the design, establishment, and operation of hotels under the name "Candlewood Hotel" and "Candlewood/A Studio Hotel" (such names and any other trade names, service marks, trademarks, logos, emblems, or other indication of origin as are now or hereafter designated by CHC as part of the System are hereinafter referred to as the "Proprietary Marks").

         B. Developer wishes to obtain certain options for the development of Candlewood Hotels in the area described in this Agreement.

         C. CHC is relying upon the business skill, financial capacity, and character of Developer and its principals, and the guarantee by the principals of Developer's obligations, if applicable, as attached to this Agreement.


         NOW, THEREFORE, in consideration of the foregoing and of the promises contained herein, the parties agree as follows:


ARTICLE 1.        GRANT OF OPTIONS.

         A. CHC hereby grants to Developer, pursuant to the terms and conditions of this Agreement, options to obtain franchises to establish and operate _______ Candlewood Hotels

(the "Hotels") under the System within the area described in Attachment A to this Agreement (hereinafter "Assigned Area").

         B. Except as otherwise provided in this Agreement, CHC shall not establish, nor franchise another to establish, any Candlewood Hotel under the System (a "System Hotel") in the Assigned Area prior to the earlier of the expiration of the development schedule set forth in Attachment B hereto (the "Development Schedule") or Developer's default under this Agreement.

         C. If at anytime prior to the earlier of the expiration of the Development Schedule or Developer's default under this Agreement, CHC acquires any hotels in the Assigned Area which it desires to convert to System Hotels (hereinafter, whether one or more, "Conversion Hotels"), CHC shall provide written notice to Developer within a reasonable time of its intent to convert the Conversion Hotels into System Hotels. Such notice shall provide Developer with a right of first refusal to acquire such Conversion Hotels from CHC on the terms provided below if the sale by CHC of such hotels to Developer is allowed by applicable law. Subject to the foregoing, Developer shall have the right and option, exercisable within 30 days after receipt of such written notification, to provide written notice to CHC that Developer desires to purchase the Conversion Hotels and to convert all of such hotels to Hotels under the System. In the event Developer elects to purchase and convert the Conversion Hotels, Developer must close on such purchase and execute a Franchise Agreement in the form attached hereto as Attachment D (which shall require payment of the initial franchise fee) within 60 days from the date of notice to CHC of Developer's election to purchase and convert. The purchase price to be paid by Developer for the Conversion Hotels shall be the cash equivalent of the fair value to CHC for each of the Conversion Hotels, as determined by an independent appraiser selected and retained by CHC in CHC's sole discretion. In the event Developer does not elect to purchase and convert the Conversion Hotels as provided in this Paragraph, Developer shall have no further right or option to acquire such Conversion Hotels, and CHC may sell such Conversion Hotels to another franchisee under the System or Franchisor or its affiliates may own and operate the Conversion Hotels under the System.

         D. Notwithstanding Paragraph B and Paragraph C of this Article, Developer acknowledges and agrees that CHC's members and the subsidiaries and affiliates, shareholders, and owners of CHC and its members including without limitation Doubletree Corporation, a Delaware corporation, and its affiliates (hereinafter, the "Affiliated Companies") have and retain the right to develop, acquire, participate in, and operate and license others to develop, acquire, participate in, and operate hotels, lodging facilities, or other business operations of any type whatsoever, including locations within the Assigned Area and locations adjacent, adjoining, or proximate to the Assigned Area, including, without limitation, hotels using any of the Proprietary Marks or any other trade name including, but not limited to, any of the following specific trade names:
Doubletree, Doubletree Guest Suites, Club Hotels by Doubletree, Residence Inn by Marriott, and The Residence Inn. Notwithstanding anything to the contrary in the foregoing CHC may operate within the Assigned Area any hotel, motel, or other business that provides lodging accommodations on a daily-stay basis with kitchen facilities and limited (not on a daily basis) maid service at a moderate to economy price when an option has been declined by Developer under Paragraph C of Article 1 or Paragraph B of Article 4, or as otherwise provided in this Agreement. Developer also agrees that CHC and the Affiliated Companies are not restricted from using the System or engaging in or licensing any business activity including System Hotels or other hotels at any location not within the Assigned Area. Developer understands that such business operations may compete with and adversely affect the operation of any Hotels developed by Developer pursuant to this Agreement. Developer agrees that CHC and the Affiliated Companies may exercise any and all such rights from time to time without notice to Developer and Developer covenants that it shall not take any action, including a cause of action in a court of law or equity, which may interfere with the exercise of such rights by either CHC or any of the Affiliated Companies.


ARTICLE 2.        DEVELOPMENT FEE; FRANCHISE APPLICATION FEES.

         In consideration of the development rights granted herein, Developer shall pay to CHC upon execution of this Agreement a development fee of $1.00. For each Hotel developed pursuant to this Agreement, Developer shall pay by certified check a franchise application fee equal to the greater of (a) $40,000 or (b) $400 times the number of rooms of the Hotel as specified in the Franchise Application for the Hotel. Upon payment by Developer of the franchise application fee upon submission of the Franchise Application, the initial franchise fee for the Hotel set forth in Section 4.1.A of the Franchise Agreement shall be deemed paid in full, unless the number of rooms of the Hotel specified in Exhibit A to the Franchise Agreement exceeds the number of rooms of the Hotel specified in the Franchise Application for the Hotel, and in such case, the balance of the initial franchise fee shall be paid to CHC by Developer contemporaneously with Developer's execution and delivery of the Franchise Agreement for the Hotel.


ARTICLE 3.        DEVELOPMENT SCHEDULE AND MANNER OF EXERCISING OPTIONS.

         A. Developer shall exercise each development option granted hereunder in the manner specified in Paragraph B below. Recognizing that time is of the essence, Developer agrees to exercise its options in accordance with the Development Schedule set forth in Attachment B hereto. Any failure by Developer to exercise any option within the time specified for such option in the Development Schedule shall constitute a material default under this Agreement allowing CHC to terminate this Agreement under Article 6.

         B. To exercise a development option for a site in the Assigned Area, Developer shall submit to CHC for its approval a Franchise Application, in the form attached hereto as

Attachment C, together with a market feasibility study for the site as described in the Franchise Application, and such other information or materials as CHC may reasonably require, including, but not limited to, a copy of a letter of intent or other evidence satisfactory to CHC which confirms Developer's favorable prospects for obtaining the site. The Franchise Application shall also be accompanied by the franchise application fee for the Hotel. CHC shall have 30 days after receipt of the Franchise Application and all other such information and materials required by CHC to approve or disapprove the Franchise Application for any reason. If CHC rejects the Franchise Application, CHC shall retain $5,000 of the franchise application fee to compensate CHC for its administrative and other expenses in reviewing the Franchise Application, and shall return the balance of the franchise application fee to Developer and Developer shall have 90 days to submit and obtain approval of another Franchise Application for the exercise of that option. If a second Franchise Application is submitted, it will be subject to the same terms and conditions stated above, including payment of the full Franchise Application Fee, and will be approved or disapproved under the same terms and conditions described above. Franchisor shall have no obligation to consider more than two Franchise Applications for any hotel required by the development schedule. No extensions under this Paragraph shall extend any other time periods specified in the Development Schedule for the exercise of options by Developer. Within ten days of obtaining CHC's approval of the Franchise Application, Developer shall provide CHC an originally executed Franchise Agreement in the form of Attachment D hereto for the site approved in the Franchise Application. Developer acknowledges that CHC's approval of the Franchise Application and the site does not in any way guarantee that the site will become a profitable Hotel. Developer expressly acknowledges that CHC's approval of the Franchise Application and the site shall not be deemed to be or construed as a warranty or guarantee, express or implied, as to the potential volume, profits, or success of the Hotel to be located on the site.


ARTICLE 4.        TERM AND RIGHT OF FIRST REFUSAL.

         A. Unless sooner terminated in accordance with the terms of this Agreement, the term of this Agreement and all rights granted hereunder (except for the right of first refusal provided in Paragraph B of this Article) shall expire on the date of CHC's acceptance and execution of a Franchise Agreement for the last of the Hotels to be established pursuant to the Development Schedule.

         B. If at any time within 5 years following the expiration of the Development Schedule, CHC determines that it is desirable to establish additional Hotels under the System in the Assigned Area, and provided that Developer has opened all of the Hotels described in the Development Schedule and is then in compliance with all terms and conditions of all Franchise Agreements between Developer and CHC, Developer shall have a right of first refusal to purchase the options to establish such additional Hotels upon CHC's then-current terms and conditions. In that event, CHC shall submit to Developer a development agreement offering such options, which agreement shall supersede in all respects this Agreement, and Developer shall have 30 days after receipt to execute and return the agreement to CHC. In the event that Developer does not exercise this right of first refusal, CHC may thereafter elect to establish additional Hotels itself or grant options to others to do so in the Assigned Area.


ARTICLE 5.        DUTIES OF THE PARTIES.

         A.       CHC shall furnish to Developer the following:

                  1. A Development Manual, on loan, setting forth site selection guidelines, and containing a set of prototype plans and specifications (not for construction) for a System Hotel.

                  2. On-site evaluation as CHC deems advisable in response to Developer's request for site approval; provided, however, the CHC shall not provide on-site evaluation for any proposed site prior to its receipt from Developer of a market feasibility study for such site prepared by Developer pursuant to Paragraph B of Article 3 of this Agreement.

         B.       Developer accepts the following obligations:

                  1. Developer shall comply with all terms and conditions set forth in this Agreement.

                  2. Developer shall at all times preserve in confidence the Development Manual and any and all materials and information furnished or disclosed to Developer by CHC and designated by CHC as confidential, and Developer shall disclose such information or materials only to such of its employees or agents who must have access to it in connection with their employment. Developer shall not at any time, without CHC's prior written consent, copy, duplicate, record, or otherwise reproduce the Development Manual or other materials or information, in whole or in part, nor otherwise make the same available to any unauthorized person.

                  3. Developer shall comply with all requirements of federal, state, and local laws, rules, ordinances, and regulations.

                  4. Developer shall comply with all terms and conditions set forth in any Franchise Agreement, and any other related agreement or instrument entered into by Developer in connection with any Hotel.

ARTICLE 6.        DEFAULT.

         A. The options and territorial rights granted to Developer in this Agreement have been granted in reliance on Developer's representations and assurances, among others, that the Development Schedule set forth in Attachment B to this Development Agreement will be met by Developer in a timely manner.

         B. Developer shall be deemed in default under this Agreement, and all rights granted herein shall automatically terminate without notice, if Developer is adjudicated a bankrupt, becomes insolvent, suffers temporary or permanent count-appointed receivership of substantially all of Developer's property, makes a general assignment for the benefit of creditors or suffers the filing of a voluntary or involuntary bankruptcy petition which is not dismissed within 90 days after filing.

         C. If Developer fails to comply with (i) the Development Schedule, (ii) any terms and conditions of any Franchise Agreement, (iii) any other terms and conditions of this Agreement, (iv) or any other agreement between Developer and CHC or the Affiliated Companies, such action shall constitute a default under this Agreement. Upon such default, CHC, in its discretion, may, without giving Developer prior notice or the right to cure any such default, do any one or more of the following:

                  1. Terminate this Agreement and all rights granted hereunder without affording Developer any opportunity to cure the default, effective immediately upon Developer's receipt of written notice from CHC;

                  2. Reduce the number of options granted Developer in Article 1 of this Agreement;

                  3. Reduce the territory described in Article 1 of this Agreement;

                  4. Terminate the territorial exclusivity granted Developer in
         Article 1 of this Agreement.

         D. Upon termination of this Agreement by Developer's default, all remaining options shall be null and void. Developer shall have no right to establish or operate any Hotel for which a Franchise Agreement has not been executed by CHC. Default under this Development Agreement shall not constitute a default under any existing Franchise Agreement between the parties hereto.

         E. No right or remedy herein conferred upon or reserved to CHC is exclusive of any other right or remedy provided or permitted by law or equity.

ARTICLE 7.        TRANSFERABILITY.

         A. CHC shall have the right to transfer all or any part of its rights or obligations herein to any person or legal entity.

         B. Developer understands and acknowledges that the rights and duties set forth in this Agreement are personal to Developer and are granted in reliance upon the personal qualifications of Developer. Developer has represented to CHC that Developer is entering into this Agreement with the intention of complying with its terms and conditions and not for the purpose of resale of the developmental rights hereunder. Neither Developer nor any partner, member, or shareholder thereof shall, without CHC's prior written consent (which consent shall not be unreasonably withheld), directly or indirectly, sell, assign, transfer, convey, give away, pledge, mortgage, or otherwise encumber any interest in this Agreement or in Developer. Any such proposed assignment occurring by operation of law or otherwise, including any assignment by the trustee in bankruptcy, without CHC's prior written consent (which consent shall not be unreasonably withheld) shall be a material default of this Agreement. CHC's consent to a transfer of any interest in this Agreement or in Developer shall be subject to the terms and conditions set forth in Article 13 of the Franchise Agreement (Attachment C hereto); provided, however, if a proposed transfer hereunder would trigger the requirements of Section 13.2 of the Franchise Agreement, the transferee, in lieu of complying with subsections F through I of Section 13.2 of the Franchise Agreement, shall execute this Agreement and any ancillary agreements and pay to CHC a transfer fee of $5,000. Notwithstanding any provision to the contrary contained in this Article, Developer may transfer not more than an aggregate of 25% of the outstanding voting shares or ownership interest of a Developer operating as a corporation, partnership, or limited liability company to employees of Developer who are actively engaged in Developer's Hotel operations, if such transfers, alone or together with other previous, simultaneous, or proposed transfers, do not have the effect of transferring a controlling interest (as reasonably determined by CHC) in the Developer. The ownership of such shares or ownership interest by such employees will be subject to all of the terms and conditions set forth in this Agreement and the Franchise Agreement, including, without limitation, Articles 11 and 13 of the Franchise Agreement. Developer shall provide CHC with written notice of any such proposed transfer and all pertinent information regarding the same not later than 30 days prior to the proposed date of transfer.


ARTICLE 8.        COVENANTS.

         Developer covenants that, except as otherwise approved in writing by CHC, Developer shall not do or engage in any act prohibited by Article 11 of the Franchise Agreement (Attachment D). Developer further covenants that during the term of this Agreement Developer shall not compete, or be associated, directly or indirectly as an owner, shareholder, officer, director, employee, consultant, manager, or otherwise, in any business in competition with the

System, and, for a period of two years after any transfer or termination of this Agreement for any reason, Developer shall not compete, or be associated, directly or indirectly as an owner, shareholder, officer, director, employee, consultant, manager, or otherwise, in any hotel, motel, or any other business, that provides lodging accommodations on a daily-stay basis with kitchen facilities and limited (not on a daily basis) maid service at a moderate to economy price, anywhere in the world, which shall expressly include, but shall not be limited to, the United States of America and all its territories and possessions, and all other countries in North America. Unless the context otherwise requires, the term "Developer" as used in this Article shall include, individually and collectively, all partners, officers, directors, and managers of Developer and holders, directly or indirectly (and any partners, officers or directors of any such holder), of five percent or more of the beneficial interest in Developer.


ARTICLE 9.        NOTICES.

         Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by certified mail, return receipt requested, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

         Notices to CHC:                    Candlewood Hotel Company, L.L.C.
                                            9342 East Central
                                            Wichita, Kansas 67206
                                            Attn:  Franchise Department


         Notices to Developer:

                                            ------------------------------

                                            ------------------------------

                                            ------------------------------

                                            Attn:
                                                  ------------------------

         Any notice by certified mail shall be deemed to have been given at the date and time of mailing.


ARTICLE 10.       INDEPENDENT CONTRACTOR AND INDEMNIFICATION.


         A. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that nothing in this Development Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever. Each party to this Agreement is an independent contractor, and neither shall be responsible for the obligations, debts, or liabilities incurred by the other.

         B. Developer shall hold itself out to the public to be an independent contractor operating pursuant to this Agreement. Developer agrees to take such reasonable actions as shall be necessary to that end.

         C. Developer understands and agrees that nothing in this Development Agreement authorizes Developer to make any contract, agreement, warranty or representation on CHC's behalf, or to incur any debt or other obligation in CHC's name; and that CHC assumes no liability for, nor shall be deemed liable by reason of, any act or omission of Developer in Developer's conduct under this Development Agreement, or any claim or judgment arising therefrom. Developer shall indemnify and hold CHC and the Affiliated Companies and CHC's and the Affiliated Companies' officers, directors, employees, shareholders, owners, managers, agents, representatives, and affiliates harmless against any and all such claims directly or indirectly from, as a result of, or in connection with Developer's operations hereunder, as well as the costs, including attorneys' fees, of defending against them.


ARTICLE 11.       APPROVALS.

         A. Whenever this Development Agreement requires the prior approval or consent of CHC, Developer shall make a timely written request to CHC therefor; and, except as otherwise provided herein, any approval or consent granted shall be in writing.

         B. CHC makes no warranties or guarantees upon which Developer may rely and assumes no liability or obligation to Developer or any third party to which it would not otherwise be subject, by providing any waiver, approval, advice, consent, or services to Developer in connection with this Development Agreement, or by reason of any neglect, delay, or denial of any request therefor.


ARTICLE 12.       NON-WAIVER.

         No failure of CHC to exercise any power reserved to it in this Agreement or to insist upon compliance by Developer with any obligation or condition in this Development Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of CHC's rights to demand exact compliance with the terms of this Agreement. Waiver by CHC of any particular default shall not affect or impair CHC's right in respect to any subsequent default of the same or of a different nature, nor shall any delay, forbearance, or omission of CHC to exercise any power or right arising out of any breach or default by

Developer of any of the terms, provisions, or covenants of this Agreement, affect or impair CHC's rights, nor shall such constitute a waiver by CHC of any rights hereunder or rights to declare any subsequent breach or default.


ARTICLE 13.       SEVERABILITY AND CONSTRUCTION.

         A. Should any one or more parts of this Agreement be declared invalid for any reason by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portions of the Agreement, which shall remain in full force and effect as if the Agreement had been executed without such invalid parts, except to the extent the absence of the provisions invalidated would frustrate or make it impossible to achieve the purposes for which the Agreement was made. Should the requirements of any applicable law or regulation change or modify the terms of this Agreement or conflict with its provisions, such change or modification shall not be applicable to this Agreement unless such change is lawfully mandated by the authority making the same, in which case only the provisions affected by such law or regulation shall be affected, and the Agreement shall otherwise remain in full force and effect, as modified to be consistent with such law or regulation.

         B. Nothing in this Agreement shall confer upon any person or legal entity other than CHC or Developer and such of their respective successors and assigns as may be contemplated by Article 7 of this Agreement, any rights or remedies under or by reason of this Agreement.

         C. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof. Time is of the essence of this Agreement in all respects.

         D. All references herein to gender and number shall be construed to include such other gender and number as the context may require, and all acknowledgments, promises, covenants, agreements and obligations herein made or undertaken by Developer shall be deemed jointly and severally undertaken by all those executing this Agreement on behalf of Developer.

         E. This Agreement may be executed in several parts, and each copy so executed shall be deemed an original.


ARTICLE 14.       ENTIRE AGREEMENT - APPLICABLE LAW.

         This Agreement, the documents referred to herein, and the Attachments attached hereto constitute the entire, full, and complete agreement between CHC and Developer concerning the subject matter hereof and supersede any and all prior agreements. No amendment, change, or variance from this Agreement shall be binding on either party unless executed in writing. This Agreement shall be governed by the laws of the State of Kansas.


ARTICLE 15.       REMEDIES AND DISPUTES.

         A. Developer and CHC agree to submit, prior to arbitration, all unsettled claims, disputes, controversies, and other matters in question between them arising out of or relating to this Agreement (including but not limited to any claim that the Agreement or any of its provisions is invalid, illegal, or otherwise voidable or void), the dealings or relationship between Developer and CHC, or Developer's development of any Hotel ("Disputes") to mediation in Wichita, Kansas and in accordance with the Commercial Mediation Rules of the American Arbitration Association currently in effect. Demand for mediation shall be made within a reasonable time, not to exceed thirty (30) days, after cessation of negotiations between Developer and CHC.

                  1. Mediation shall be private, voluntary, and nonbinding. Any party may withdraw from the mediation at any time before signing a settlement agreement upon written notice to each other party and to the mediator. The mediator shall be neutral and impartial. The mediator's fees shall be shared equally by the parties. The mediator shall be disqualified as a witness, consultant, expert, or counsel for either party with respect to the matters in Dispute and any related matters.

                  2. Unless the parties agree otherwise, the entire mediation process shall be confidential and without prejudice. The parties and the mediator shall not disclose any information, documents, statements, positions, or terms of settlement. Nothing said or done or provided by the parties in the course of mediation shall be reported or recorded or, except as ordered by a court of competent jurisdiction, placed in any legal proceeding or construed for any purpose as an admission against interest. Nevertheless, evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in mediation.

If a Dispute cannot be resolved through mediation, the parties agree to submit the Dispute to arbitration, subject to the terms and conditions of this Article.

         B. Subject to Paragraph A of this Article, all Disputes between Developer and CHC will be submitted for binding arbitration to the American Arbitration Association on demand of either party. Such arbitration proceeding will be conducted in Wichita, Kansas and, except as otherwise provided in this Agreement, will be heard by one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. All matters relating to arbitration will be governed by the federal Arbitration Act (9 U.S.C. Sections 1 et.seq.) and not by any state arbitration law.

                  1. The arbitrator will have the right to award or include in his award any relief which he deems proper under the circumstances, including, without limitation, money damages (with interest on unpaid amounts from the date due), specific performance, injunctive relief, and attorneys' fees and costs, provided that the arbitrator will not have the right to declare any of CHC's proprietary marks, generic or otherwise, invalid or to award exemplary or punitive damages. The award and decision of the arbitrator will be conclusive and binding upon all parties hereto, and judgment upon the award may be entered in any court of competent jurisdiction.

                  2. Developer and CHC agree to be bound by the provisions of any limitation on the period of time in which claims must be brought under applicable law. Developer and CHC further agree that, in connection with any such arbitration proceeding, each must submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Civil Procedure) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed as described above will be forever barred.

                  3. Developer and CHC agree that arbitration will be conducted on an individual, not a class-wide, basis, and that an arbitration proceeding between Developer and CHC may not be consolidated with any other arbitration proceeding involving Developer or CHC and another party.

         C. Notwithstanding anything to the contrary contained in this Article, Developer and CHC each have the right in a proper case to obtain temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction; provided, however, that Developer and CHC must contemporaneously submit the Dispute for non-binding mediation under Paragraph A of this Article and then for arbitration under Paragraph B of this Article on the merits as provided herein if such Dispute cannot be resolved through mediation. Developer acknowledges that a proper case to obtain temporary restraining orders and temporary or permanent injunctive relief from a court of competent jurisdiction contemporaneously with submitting the Dispute to mediation and then to arbitration shall include, but not be limited to, the following:

                  1. Any Dispute involving actual or threatened disclosure or misuse of the contents of the Development Manual or any other confidential information or trade secrets of CHC;

                  2. Any Dispute involving the ownership, validity, use of, or right to use or license CHC's marks;

                  3. Any action by CHC to enforce the covenants set forth in
         Article 7 and Article 8 of the Agreement; and

                  4. Any action by CHC to stop or prevent any threat or danger to public health or safety resulting from the construction of a Hotel.

The provisions of Paragraphs A and B of this Article are intended to benefit and bind certain third party non-signatories and will continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

         D. In the event that Developer commences any action against CHC with respect to any Dispute, such action shall be brought only in a federal or state court sitting within Sedgwick County, Kansas. Developer consents to the exercise of jurisdiction by courts within Sedgwick County, Kansas over any claims or counterclaims against Developer.

         E. In the event CHC incurs legal fees or costs or other expenses to enforce any obligation of Developer under this Agreement, or to defend against any claim, demand, action or proceeding by reason of Developer's failure to perform or observe any obligation imposed upon Developer by this Agreement, then CHC shall be entitled to recover from Developer the amount of all legal fees, costs and expenses, including reasonable attorneys' fees, whether incurred prior to, in preparation for, or contemplation of the filing of any claim, demand, action, or proceeding or in connection with the prosecution or defense thereof.

         F. Nothing contained in this Article shall bar CHC's right to obtain injunctive relief against threatened conduct that will cause it loss or damage, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.


ARTICLE 16.       DEVELOPER ACKNOWLEDGMENTS.

         A. Developer acknowledges that the success of the business venture contemplated by this Agreement involves substantial business risks and will be largely dependent upon the ability of Developer as an independent business person. CHC expressly disclaims the making of, and Developer acknowledges Developer has not received, any warranty or guarantee, express or implied, as to the potential volume, profits, or success of the business venture contemplated by this Agreement.

         B. Developer acknowledges that Developer received a copy of this Agreement, the attachments thereto, if any, and agreements relating thereto, if any at least five business days prior to the date this Agreement was executed; and that CHC has accorded Developer ample time and opportunity to consult with advisors of Developer's own choosing about the potential benefits and risks of entering into this Agreement. Developer further acknowledged that Developer has received a copy of CHC's franchise offering disclosure document required by the trade regulation rule of the Federal Trade Commission at least ten business days prior to the date this Agreement was executed.

         IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Agreement as of the day and year first above written.

                                          CANDLEWOOD HOTEL COMPANY, L.L.C.


DATED:                                    By:
      -----------                              --------------------------------
                                          Its:
                                               --------------------------------
                                                           "CHC"



                                          -------------------------------------


DATED:                                    By
      -----------                              --------------------------------
                                                        "Developer"

                                    GUARANTY



         As an inducement to CANDLEWOOD HOTEL COMPANY, L.L.C. to enter into the foregoing Development Agreement, which it is unwilling to do but for this Guaranty, the undersigned individually and, if more than one Guarantor, jointly and severally, guarantee the punctual payment and performance of all obligations of the Developer under the Agreement. This shall be an unconditional, irrevocable, and continuing guaranty for the entire term of this Agreement, including any renewal terms.


         The undersigned agree that they are willing to remain fully bound by this Guaranty notwithstanding any action or inaction of the CHC and Developer in connection with the Agreement, and that their obligation shall not be modified, waived, or released by any modification, amendment, or departure from the terms of the Agreement, or by any forbearance, extension of time, waiver, or release granted by CHC to Developer or any Guarantor or with respect to any security held by CHC. The undersigned expressly waive any notice of all such matters (including, without limitation, notice of amendment or modification of the Agreement, notice of demand for payment or performance by Developer, notice of default or termination, and any other notices required by the Agreement) and agree to pay and perform the obligations of Developer without notice or demand from the CHC and without any requirement that CHC first proceed against Developer or any other Guarantor.


         IN WITNESS WHEREOF, each of the undersigned has executed this Guaranty as of the date of the Development Agreement.




ATTEST:



--------------------------------               --------------------------------




ATTEST:



--------------------------------               --------------------------------
                                                         "Guarantor"

                                                                    Attachment A

                        CANDLEWOOD HOTEL COMPANY, L.L.C.

                              DEVELOPMENT AGREEMENT


                                  ASSIGNED AREA




Assigned Area:

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                                                                    Attachment B

                        CANDLEWOOD HOTEL COMPANY, L.L.C.

                              DEVELOPMENT AGREEMENT


                              DEVELOPMENT SCHEDULE


                               Date of Submission
  Hotel No.                 of Franchise Application                City, State

                                                                    Attachment C

                        CANDLEWOOD HOTEL COMPANY, L.L.C.

                              FRANCHISE APPLICATION



         This Franchise Application is furnished to Candlewood Hotel Company, L.L.C. ("CHC") in order to induce CHC to process the application of the undersigned (collectively, "Applicant") for a Franchise Agreement for the construction and operation of a franchised Candlewood Hotel containing ______ rooms at the following site:

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Applicant understands that CHC is relying upon the information provided in this Franchise Application and all documents submitted by Applicant in connection herewith (collectively, the "Application").


         Applicant represents and warrants to CHC as follows:

         1. All information contained in the Application is true, correct, complete, and not misleading through omission of material information, as of the date hereof. Applicant agrees to inform CHC promptly of any material change in any information in the Application. Applicant also agrees to supply such additional information, statements, or data as may be requested by CHC.

         2. Applicant has the authority to submit the Application and to enter into the Franchise Agreement. Neither the Application nor the execution of the Franchise Agreement will conflict with any obligations of Applicant to other parties. Applicant has not been induced by CHC to terminate or breach any agreement with respect to the site specified above.

         3. Applicant has favorable prospects for obtaining the site, evidence of which accompanies the Application.

         4. Applicant is familiar with the Candlewood System and its requirements. All relevant agreements and exhibits and a Franchise Offering Circular have been provided by CHC to the undersigned.

         Applicant understands and acknowledges that:

         1. CHC does not enter into oral agreements or understandings with respect to franchises or matter pertaining to the grant of a franchise.

         2. As of this date, there are no oral agreements or understandings whatsoever between Applicant and CHC with respect to any commitment or franchise.

         3. Payment by certified check of the following fee to CHC is made with this Application: $_______________, which is the greater of $40,000 or $400 times the number of rooms of the Hotel as specified above. The fee may be invested, commingled with other funds of CHC, or otherwise used by CHC as it deems appropriate in its discretion. CHC shall not process the Application unless full payment accompanies the Application.

         4. CHC may approve or disapprove the Application for any reason. If the Application is approved, the fee will not be refunded and Applicant will be offered for execution the Franchise Agreement to which the fee is applicable. In the event that CHC disapproves the Application, it shall have no liability to Applicant other than to return the application fee, less expenses incurred by CHC in processing the Application, which expenses are conclusively agreed by the Applicant and CHC to be $5,000.

         5. Applicant shall not acquire any rights or be entitled to be issued any Franchise Agreement by virtue of the submission of this Application.


         Applicant jointly and severally hereby indemnifies and agrees to defend CHC and its members and affiliates and each of their respective employees, agents, representatives, and assignees and hold them harmless from all losses, consequently, directly or indirectly incurred (including legal and accounting fees and expenses) or arising from, as a result of or in connection with the breach of any representation or warranty contained in the Application or arising from, as a result of, or in connection with CHC's reliance on such representations or warranties. CHC shall have the right to take any action it may deem necessary in its sole discretion to protect and defend itself against any threatened action covered by this indemnification. CHC may, in its sole discretion, have sole an exclusive control over the defense of any such action (including the right to be represented by counsel of its choosing) and over the settlement, compromise, or other disposition thereof.

         This Application may be executed in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

Dated: _____________________, 19____.


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                                   Applicant - Corporate, Limited Liability
                                   Company, or Partnership Name if applicable

                                   By:
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                                              (Name & Title)

Signature of each individual Applicant
or each general partner if Applicant is
a partnership or each shareholder of an
Applicant which is a corporation, or
each member and manager if Applicant is
a limited liability company:


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APPROVAL:

Candlewood Hotel Company, L.L.C. hereby approves the Application and the site referenced therein.

                                           CANDLEWOOD HOTEL COMPANY, L.L.C.


                                           By
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Date: _________                            Its

                                                                    Attachment D

                        CANDLEWOOD HOTEL COMPANY, L.L.C.

                               FRANCHISE AGREEMENT


                               FRANCHISE AGREEMENT





         The form of Franchise Agreement currently offered by CHC is attached.

                 (Refer to Article 3 of Development Agreement.)


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